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                                                                     Exhibit 4.2


                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of April 30, 2002, among AutoNation, Inc., a Delaware corporation (the "COMPANY"), AutoNation Corporate Management, LLC, AutoNation Motors Holding Corp., AutoNation Imports of Arapahoe, Inc., Westmont A. Imports, Inc. f/k/a Maroone Oldsmobile II, Inc., Westmont B. Imports, Inc., Westmont M. Imports, Inc., Naperville Imports, Inc., Tinley Park A. Imports, Inc. f/k/a Republic of Rochester, Inc., Tinley Park J. Imports, Inc. f/k/a Orlando Imports, Inc., Tinley Park V. Imports, Inc. f/k/a Emich Lincoln-Mercury, Inc., AutoNation Fort Worth Motors, Ltd., AutoNation GM GP, LLC f/k/a Emich Lincoln-Mercury, LLC, AutoNation GM LP, LLC f/k/a Flemington Land Rover, LLC, AN Fremont Luxury Imports, Inc. f/k/a Pitre Kia of Scottsdale, Inc., AutoNation Imports of Katy, L.P. f/k/a AutoNation Chrysler Plymouth Jeep of North Houston, L.P., AutoNation Imports Katy GP, Inc. f/k/a AutoNation Chrysler Plymouth GP, Inc., AutoNation Imports Katy LP, Inc. f/k/a AutoNation Chrysler Plymouth LP, Inc. and White Bear Auto Center, LLC f/k/a Cook-Whitehead Ford, LLC (each a "GUARANTEEING SUBSIDIARY" and collectively, the "GUARANTEEING SUBSIDIARIES"), each of which is a direct or indirect subsidiary of AutoNation, Inc. (or its permitted successor) and Wells Fargo Bank Minnesota, National Association, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the indenture (as amended, the "INDENTURE"), dated as of August 10, 2001, providing for the issuance of 9% Senior Notes due 2008 (the "NOTES");

         WHEREAS, the Indenture provides that each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "GUARANTEE"); and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

                  (a) To jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest on the Notes will be promptly paid by the Company in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid by the Company in full or performed by the Company, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid by the Company in full when due or performed by the Company in accordance with the terms


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                                    of the extension or renewal, whether at
                                    stated maturity, by acceleration or
                                    otherwise.

                           Failing payment when due by the Company of any amount so guaranteed or any performance so guaranteed which failure continues for three days after demand therefor is made to the Company for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand of payment (except as specifically provided in (a) above), filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands (except as specifically provided in (a) above) whatsoever.

                  (d) This Guarantee shall not be discharged except (i) by complete performance of the obligations contained in the Notes and the Indenture or (ii) as provided in
                          Section 5 hereof.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee, failing payment when due by the Company which failure continues for three days after demand therefor is made to the Company.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         4. GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. Each Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation,

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Person or entity whether or not affiliated with such Guarantor except to the extent limited by the provisions set forth in the Indenture, including, without limitation, Section 5.1 of the Indenture.

         5. RELEASES. The Guarantee of each Guaranteeing Subsidiary will be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 10.4 of the Indenture. The Trustee will provide any written confirmation or evidence of the termination of such Guarantee as reasonably required by the Company. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or agent of any of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Indenture, any Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                              AUTONATION, INC.


                              By: /s/ Jonathan P. Ferrando
                                  ----------------------------------------------
                                  Name: Jonathan P. Ferrando
                                  Title: Senior Vice President, General
                                         Counsel and Secretary


                              AUTONATION CORPORATE MANAGEMENT,
                                   LLC
                              AUTONATION GM GP, LLC F/K/A EMICH
                                   LINCOLN-MERCURY, LLC
                              AUTONATION GM LP, LLC F/K/A
                                   FLEMINGTON LAND ROVER, LLC
                              AUTONATION MOTORS HOLDING CORP.
                              AUTONATION IMPORTS OF ARAPAHOE, INC.
                              WESTMONT A. IMPORTS, INC. F/K/A MAROONE
                                   OLDSMOBILE II, INC.
                              WESTMONT B. IMPORTS, INC.
                              WESTMONT M. IMPORTS, INC.
                              NAPERVILLE IMPORTS, INC.
                              TINLEY PARK A. IMPORTS, INC. F/K/A
                                   REPUBLIC OF ROCHESTER, INC.
                              TINLEY PARK J. IMPORTS, INC. F/K/A ORLANDO
                                   IMPORTS, INC.
                              TINLEY PARK V. IMPORTS, INC. F/K/A EMICH
                                   LINCOLN-MERCURY, INC.
                              AN FREMONT LUXURY IMPORTS, INC. F/K/A
                                   PITRE KIA OF SCOTTSDALE, INC.
                              AUTONATION IMPORTS KATY LP, INC. F/K/A AUTONATION
                                 CHRYSLER PLYMOUTH LP, INC.
                              AUTONATION IMPORTS KATY GP, INC. F/K/A AUTONATION
                                 CHRYSLER PLYMOUTH GP, INC.
                              WHITE BEAR AUTO CENTER, LLC F/K/A COOK-WHITEHEAD FORD, LLC

                              By: /s/ Jonathan P. Ferrando
                                  ----------------------------------------------
                                    Name: Jonathan P. Ferrando
                                    Title: Vice President and Secretary

                              AUTONATION FORT WORTH MOTORS, LTD.

                              By:      AUTONATION GM GP, LLC F/K/A EMICH
                                                LINCOLN-MERCURY, LLC


                                       By: /s/ Jonathan P. Ferrando
                                           -------------------------------------
                                             Name:  Jonathan P. Ferrando
                                             Title: Vice President and Secretary


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



                              AUTONATION IMPORTS OF KATY, L.P. F/K/A
                                 AUTONATION CHRYSLER PLYMOUTH JEEP
                                 OF NORTH HOUSTON, L.P.

                              BY:      AUTONATION IMPORTS KATY GP, INC.
                                           F/K/A AUTONATION CHRYSLER
                                           PLYMOUTH GP, INC.

                                       By: /s/ Jonathan P. Ferrando
                                          --------------------------------------
                                          Name: Jonathan P. Ferrando
                                          Title: Vice President and Secretary


                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                 ASSOCIATION, AS TRUSTEE


                              By: /s/ Robert L. Reynolds
                                 -----------------------------------------------
                                 Name: Robert L. Reynolds
                                 Title: Vice President



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